Exhibit 10.1

FIRST AMENDMENT TO THE

AMENDED & RESTATED EMPLOYMENT AGREEMENT OF JANUARY 2012

This First Amendment to the Employment Agreement among Pacific Continental Bank, Pacific Continental Corporation and Roger S. Busse, as amended and restated as of January 31, 2012 (the “Agreement”) is made and entered into this 19th day of July, 2016.

In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree to amend the Agreement as follows, effective as of the date hereof:

1. The first sentence of Section 9(b) of the Agreement is hereby amended to read as follows:

“If, during the Term, the Bank or Corporation terminates Executive’s employment without Cause, or Executive terminates his employment for Good Reason (defined below), the Bank will pay Executive:

(1) the base salary he would have been entitled to if his employment had not terminated for a period of twelve months, and

(2) the greater of (a) $102,000 and (b) the amount of Executive’s most recent annual cash incentive compensation payout pursuant to Section 6, in either case payable on the 90th day following termination of employment, and

(3) if Executive timely elects to continue Executive’s medical, dental and vision benefits under COBRA (including, if applicable, continuation of coverage for Executive’s spouse and dependents), then the entire amount of the monthly premium under COBRA under the Bank’s group plans for active employees and their dependents, if applicable, as along as Executive (or his spouse and dependents, if applicable) remains eligible for COBRA, but not beyond twelve months following termination of employment,

(collectively, the “Termination Payments”), provided that Executive shall be entitled to the payment and benefits described above if and only if, within ninety (90) days after such termination of employment, Executive has executed and delivered to the Bank and Corporation the General Release substantially in form and substance as set forth in Exhibit A attached hereto and the General Release has become effective, and only so long as Executive has not breached the provisions of the General Release or breached the provisions of Sections 11 or 12 below, and any statutory or other rights that Executive may have to revoke the General Release has expired prior to the end of the 90-day period.”

2. Except as expressly modified herein, the Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to the Agreement in counterparts on the date first above written.

EXECUTIVE:

/s/ Roger S. Busse
Roger S. Busse

PACIFIC CONTINENTAL BANK:

/s/ Robert A. Ballin
By: Robert A. Ballin Chairman of the Board

PACIFIC CONTINENTAL CORPORATION:

/s/ Robert A. Ballin
By: Robert A. Ballin Chairman of the Board